Exhibit 32 (b)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR TALEN ENERGY SUPPLY, LLC'S FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2016

In connection with the quarterly report on Form 10-Q of Talen Energy Supply, LLC (the "Company") for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, Paul A. Farr, the Principal Executive Officer of the Company and Jeremy R. McGuire, the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2016	/s/ Paul A. Farr
Paul A. Farr President and Chief Executive Officer (Principal Executive Officer) Talen Energy Supply, LLC

/s/ Jeremy R. McGuire
Jeremy R. McGuire Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer) Talen Energy Supply, LLC

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.